UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2024

Future Health ESG Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40788	86-2305680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 The Green, Suite 12081

Dover, DE 19901

(Address of principal executive offices, including zip code)

(833) 388-8734

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	FHLTU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	FHLT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FHLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously announced in the Current Report on Form 8-K filed by Future Health ESG Corp., a Delaware corporation (the “Company” or “Future Health”), with the Securities and Exchange Commission (the “SEC”) on February 23, 2024, the Company entered into a Purchase and Sponsor Handover Agreement (as amended to date, the “Purchase and Sponsor Handover Agreement”) with Blufire Capital Limited, an Abu Dhabi private company limited by shares (the “New Sponsor”), and Future Health ESG Associates 1, LLC, an Indiana limited liability company (the “Sponsor”), pursuant to which, subject to satisfaction of certain conditions, (i) the Sponsor and anchor investors agreed to transfer and assign 3,020,202 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and 3,875,000 warrants to purchase Common Stock in exchange for the New Sponsor assuming certain liabilities in an aggregate amount of approximately $500,000 of Future Health and the Sponsor, including all ongoing expenses associated with and expected for the consummation of an initial business combination, costs and expenses incurred by Future Health in the ordinary course of business or in connection with the transactions contemplated by the Purchase and Sponsor Handover Agreement, and $250,000 in cash payable upon the execution of a letter of intent to enter into a business combination by Future Health with a potential target, and (ii) the New Sponsor agreed to become the sponsor of Future Health (together, the “Sponsor Handover”).

As previously announced in the Current Report on Form 8-K filed by the Company with the SEC on March 6, 2024, on March 5, 2024, Future Health, the New Sponsor and the Sponsor entered into an amendment to the Purchase and Sponsor Handover Agreement (the “First Amendment”), pursuant to which the Sponsor Handover is conditioned on, among other things, (i) the underwriters of Future Health’s initial public offering having in the aggregate either, at Future Health’s option, (a) $3,000,000 in cash or (b) a number of shares of Common Stock equal to the greater of (1) 300,000 and (2) the quotient obtained by dividing (x) $3,000,000 by (y) the three-day VWAP (as defined in the First Amendment) of the Common Stock over the three trading days immediately preceding the date of the initial filing of the re-sale registration statement on Form S-1 or F-1 (or any successor form, as applicable) to register the re-sale of such securities.

On March 26, 2024, the Company and the New Sponsor consummated the transactions contemplated by the Purchase and Sponsor Handover Agreement (the “Closing”). Chardan Capital Markets, LLC acted as financial advisor to the New Sponsor in connection with the Purchase and Sponsor Handover Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on January 30, 2024, on January 29, 2024, the Company issued to the Sponsor an unsecured promissory note in the amount of up to $1,000,000 (the “Note”). On March 25, 2024, the Company and the Sponsor entered into a termination agreement (the “Note Termination”), pursuant to which the Company and the Sponsor agreed that, as of March 25, 2024, (i) no amount was outstanding under the Note and (ii) the Note shall be terminated in its entirety, shall be of no further force and effect and the liabilities, obligations and rights of the parties under the Note shall be deemed fully satisfied and discharged.

The foregoing description of the Note Termination does not purport to be complete and is qualified in its entirety by reference to the text of the Note Termination, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, new members of the board of directors (the “Board”) and a new management team (comprising Khairul Azmi Bin Ismaon, Dr. Ulf Henning Richter, Jesvin Kaur, Nancy Zakhour, Brian David Kitney and Nikita Jaiswal (the “Designees”)) for the Company were appointed by the former members of the Board. Brian David Kitney, Nancy Zakhour and Nikita Jaiswal serve as members of the Company’s audit committee, compensation committee and nominating and corporate governance committee. The former members of the Board and the former management team (comprising Bradley A. Bostic, Travis A. Morgan, R. Mark Lubbers, Dr. F. John Mills, and Dr. Nancy L. Snyderman) have each resigned, effective as of the Closing.

On March 26, 2024, the Board appointed the following Designees as directors and officers of the Company, as applicable, effective as of the Closing.

Khairul Azmi Bin Ismaon, age 41, serves as our Chief Financial Officer and our Director. Mr. Ismaon is a highly skilled professional with a proven track record in asset and business turnaround, specializing in efficient and profitable operations across challenging regions. Holding a bachelor’s degree in business administration and a diploma in accountancy, Mr. Ismaon has secured cross-border operations & maintenance contracts, ventured into specialized O&M for mechanical equipment, and played a key role as Chief Strategy Officer at Ehsan Energy Ventures. As Corporate Planning Director at Aureus LNG GmbH, he contributed to early LNG infrastructure development. As the Founder of GRG Industries, he secured millions in term loans with a niche business model. Khairul Azmi’s career reflects strategic leadership, operational efficiency, and positive business outcomes.

We believe Mr. Ismaon is qualified to serve as a member of our board of directors because of his extensive professional experience in various leadership roles and his general business experience.

Dr. Ulf Henning Richter, age 44, serves as our Chief Operating Officer. Dr. Richter is a distinguished academic and entrepreneur, holds a Doctorate in Economic Sciences from HEC Lausanne, Switzerland, and an MBA from European Business School, Oestrich-Winkel, Germany. As the Founder and CEO of CARBON10B X, specializing in carbon removal solutions, and the head of Richterion Limited, a trade and investment firm, Dr. Richter is a recognized serial entrepreneur with a global presence. His notable career includes leadership roles as Chairman/Head of Office at Lukoil Asia Pacific Hong Kong Branch and as the Head of Asia at Red Lions Capital, focusing on exclusive pre-IPO opportunities. With academic appointments at esteemed institutions worldwide, including Hong Kong University of Science and Technology, City University of Hong Kong, Tongji University (Shanghai), University of Nottingham Ningbo China, Portland State University, and Pontificia Universidad Católica del Perú, Dr. Richter brings a wealth of experience. An award-winning entrepreneur, he has accumulated 20 years of cross-sectorial work experience, leaving a lasting impact across Asia, Europe, Africa, the Middle East, and Latin America.

Jesvin Kaur, age 48, serves as our Chief Executive Officer and Director. Ms. Kaur has over 25 years of experience in business advisory, strategic communication solutions, reputation management, and stakeholder engagement. She is the Director of Think Tree Advisory Sdn Bhd and the Senior Advisor to Optima Strategies Ltd, where her roles involved providing strategic business advice, communication strategy, reputation management and assisting clients to navigate through a diverse range of investment and commercial challenges within the ASEAN region. Ms. Kaur headed the Research and Advisory unit at KRA Group, a regional role covering Indonesia, Malaysia and Singapore. Prior to that, she was a senior investment analyst at Maybank Securities. She had also served at the Strategy and Risk Management Division of the Securities Commission of Malaysia for over four years where she was involved in the drafting and implementation of the Capital Market Masterplan. In the region, she has advised Government Ministries and Institutions, Government-linked Investment Companies, Multinational Companies, Private Equity Funds, and a host of other corporate and investment firms, on a range of issues including market access strategy, stakeholder relations, media engagement, strategic and financial communication. Ms. Kaur has a Bachelor of Business (Accounting and Finance) from the University of Technology (Sydney) and possesses a strong network within the media, corporate and business circles. She has also completed the Lee Kuan Yew School of Public Policy Executive Education on Public Policy: Design and Implementation for Success.

We believe Ms. Kaur is qualified to serve as a member of our board of directors because of her extensive professional experience in various business advisory roles and her general leadership experience.

Nancy Zakhour serves as an Independent Director. Ms. Zakhour currently is the Chief Strategy Officer of Clean Energy Services, a full-lifecycle renewable energy firm servicing the wind, solar, and storage sectors. She brings extensive experience in strategy and business development within the energy industry. Previously, she worked as an Investment Banker at Piper Sandler, where she focused on Energy & Power financial advisory and transactions. During her time there, she also served on the Women's Network Committee and the Multicultural Committee.

Before joining Piper Sandler, Ms. Zakhour served as the Business Development Manager for Oxy Low Carbon Ventures ("OLCV" or "1PointFive"), where she supported financial modeling, commercial development, and negotiations for carbon capture and sequestration projects throughout the United States. Prior to that, she held the position of Well Design Lead for Occidental's Permian Delaware division, where she managed a team of subject matter experts responsible for drilling, completion, and production engineering design and optimization across over a million acres. Ms. Zakhour also chaired the completion engineering sub-committee of the Department of Energy-funded, cost-shared, joint industry program, Hydraulic Fracturing Test Site II (HFTS-II), which included participation from over 20 energy companies and partners. Additionally, she served on the Women of Oxy ("WON") steering committee.

Before her tenure at Oxy, Ms. Zakhour worked as Callon Petroleum's completion engineering adviser, overseeing, and monitoring all completion activities and contracts as the company underwent significant growth. She also gained valuable experience with Schlumberger's Well Services segment, working in various technical and field operational roles in North America and international locations such as India, Egypt, Malaysia, and Russia.

Ms. Zakhour has received recognition for her contributions, including the SPE Regional Completions Optimization and Technology Award and the Hart's Energy 40 under Forty Award. She has also actively participated as a panelist, speaker, and presenter at numerous leadership and Diversity, Equity, and Inclusion (DEI) workshops, including those organized by SPE and energy industry conferences. Additionally, she has authored over a dozen technical publications.

In addition to her professional roles, Ms. Zakhour currently serves as a Rice Alliance Advisory Board Member, where she provides guidance to startups and judges business plan competitions. She is also a Board Member of Nora’s Home, a sanctuary providing affordable and supportive lodging for transplant patients and their families in Houston and holds the position of Corporate Fellow Lecturer at the University of Houston-Downtown, where she teaches MBA and leadership courses.

Beyond her professional pursuits, Ms. Zakhour is a published children's book author, using her storytelling skills to celebrate cultural experiences and foster connections that bridge divides. Ms. Zakhour holds a bachelor's degree in electrical and computer engineering from the American University of Beirut, an MBA from Rice University, and is a certified Project Management Professional.

We believe Ms. Zakhour is qualified to serve as a member of our board of directors because of her substantial executive, operational and strategic experience and board member positions at other companies.

Brian David Kitney serves as an Independent Director. Mr. Kitney is a seasoned professional with over 30 years of expertise in the energy industry, having held pivotal roles in renowned Japanese companies, including Osaka Gas (Australia) Ltd, Mitsui & Co (Australia) Ltd, and JPMorgan Securities (Japan). Throughout his career, he has excelled in business development, marketing, and executive leadership. Mr. Kitney has recently immersed himself in future-energy domains, particularly focusing on LNG, hydrogen, carbon capture and storage (CCS), and renewables. His comprehensive knowledge extends to supporting developers and investors in originating and developing targeted investment opportunities. Engagements involve providing commercial advice for LNG terminals, hydrogen solutions, offshore wind assets, and oil and gas projects across Australia and Southeast Asia. Brian’s academic accomplishments include an MBA from Curtin University, a Graduate Diploma of Applied Finance from Kaplan, a Graduate Diploma in Diplomacy & International Trade from Monash University, a Diploma of Financial Markets from AFMA, a Master of Applied Japanese Linguistics from Monash University, and a Post Graduate Diploma in Japanese from Swinburne University. Additionally, he is a Graduate of the Australian Institute of Company Directors (GAIDC).

We believe Mr. Kitney is qualified to serve as a member of our board of directors because of his extensive experience in energy industry and his executive, operational and strategic experience.

Nikita Jaiswal serves as an Independent Director. Ms. Jaiswal brings over 13 years of expertise in business development, strategic partnerships, and international sales across diverse global markets. Currently serving as Senior Director, APAC at LCR Capital Partners Singapore, she has successfully led the firm’s expansion into multiple Asian countries. Ms. Jaiswal’s versatile skill set encompasses international expansion, business development, thought leadership, strategic planning, and effective people management. With her own venture, enJai Pte Ltd, she offers international business development and strategy consulting services. Notable roles include Director of Commercial Operations and Partnerships at LCR Capital Partners and Head of Regional Office at Gas Natural Fenosa in Singapore and Madrid. Ms. Jaiswal holds a Bilingual MBA from IESE Business School, Barcelona, and a BBA in Finance and International Business from The George Washington University, Washington, DC.

On March 26, 2024, in connection with the Closing, each of the Designees (other than Jesvin Kaur) entered into (1) a joinder (the “Letter Agreement Joinder”) to that certain Letter Agreement, dated September 9, 2021, by and among the Company, the Sponsor and each of the persons set forth on the signature pages thereto (the “Insider Letter Agreement”), and (2) an indemnity agreement (the “Designees Indemnity Agreement”) with Future Health. Pursuant to the Letter Agreement Joinder, each Designee (other than Jesvin Kaur) became a party to the Insider Letter Agreement wherein each such Designee will be bound to comply with the provisions applicable to insiders in the same manner as if such Designee were an original signatory thereto and in such capacity as an insider therein. The Designees Indemnity Agreements require Future Health to indemnify the Designees party thereto to the fullest extent permitted under applicable law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Designees Indemnity Agreements are substantially similar to Future Health’s existing indemnification agreements with its former executive officers and directors.

There are no family relationships between the Designees and any director or executive officer of the Company. Other than the Purchase and Sponsor Handover Agreement, the Designees are not party to any arrangement or understanding with any person pursuant to which they were appointed as a director or officer, nor are they party to any transactions required to be discussed under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Letter Agreement Joinder and the Designees Indemnity Agreements do not purport to be complete and are qualified in their entireties by reference to the full text of the Letter Agreement Joinder and the Form of Designee Indemnity Agreement, copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 8.01 Other Events

Fee Modification Agreement

On March 25, 2024, the Company entered into a Fee Modification Agreement (the “Fee Modification Agreement”) with BTIG, LLC, a Delaware limited liability company (“BTIG”), pursuant to which, in the event that the Company consummates a business combination, BTIG agreed that it will forfeit the entirety of the advisory fee that would otherwise be payable by the Company to BTIG pursuant to the Letter Agreement, dated February 23, 2023, by and between the Company and BTIG (the “BTIG Letter Agreement”), and, in lieu thereof, and in satisfaction in full of the Company’s obligation to deliver such advisory fee and any and all fees or expenses due under the BTIG Letter Agreement to BTIG, the Company shall pay BTIG, upon the closing of the Company’s initial business combination (the “BC Closing”), a non-refundable fee equal to 50,000 shares of the publicly traded common equity securities of the public entity that survives such business combination (the “New Common Shares”), and the Sponsor shall forfeit 25,000 shares of Common Stock held by the Sponsor upon the BC Closing. The Company agreed that all New Common Shares will be issued, transferred and delivered to BTIG with “registration rights” enabling BTIG to resell, freely trade and otherwise dispose of the New Common Shares and that, upon or immediately prior to the filing of the re-sale registration statement on Form S-1 or F-1 (or any successor form, as applicable) to register the re-sale of all of such New Common Shares (the “Resale Registration Statement”), the Company (or its successor) will issue, transfer and deliver, or cause to be issued, transferred and delivered, the New Common Shares to BTIG in book-entry form by irrevocable instruction from the Company to the Company’s transfer agent. The Company also agreed that any New Common Shares so issued, transferred and delivered to BTIG will be validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and other restrictions on the pledge, sale or other transfer of such New Common Shares (including any restrictions that may arise due to contractual “lock-ups,” but excluding any restrictions that may arise due to applicable U.S. federal or state securities laws).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination of Promissory Note, dated March 25, 2024, by and between Future Health ESG Corp. and Future Health ESG Associates 1, LLC.
10.2	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 of Future Health ESG Corp.’s Registration Statement on Amendment No. 1 to Form S-1 filed September 1, 2021).
10.3	Joinder to the Letter Agreement, dated March 26, 2024, by and between Future Health ESG Corp. and Blufire Capital Limited, Khairul Azmi Bin Ismaon, Dr. Ulf Henning Richter, Shabeeb Hamad Sultan AL Darmaki, Brian David Kitney, Nikita Jaiswal.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE HEALTH ESG CORP

	By:	/s/ Jesvin Kaur
		Name:	Jesvin Kaur
		Title:	Chief Executive Officer

Date: March 27, 2024